Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cellular Biomedicine Group, Inc.
Palo Alto, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-198692, 333-158583, 333-187799 and 333-179974) of Cellular Biomedicine Group, Inc. (formerly EastBridge Investment Group Corporation) (the “Company”) of our report dated March XX, 2015, relating to the consolidated financial statements which appears in this From 10-K.

BDO USA, LLP
Phoenix, Arizona

March 31, 2015